UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 27, 2006
                                                -----------------
                             SJW Corp.
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     (Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 27, 2006, the shareholders of SJW Corp. (the "Company") approved an amendment to the Company's Long-Term Incentive Plan (the "Plan"). Such amendment is attached as Appendix B to the Proxy Statement filed by the Company with the Securities and Exchange Commission on March 13, 2006.

The amendment provides the Executive Compensation Committee of the Company's Board of Directors (the "ECC") with the authority to award stock options, stock appreciation rights, deferred stock rights, performance shares, dividend equivalent rights and stock bonuses under the Plan to the non-employee Board members at such times, for such number of shares and subject to such terms and conditions as the ECC determines is reasonable and appropriate under the circumstances. However, the ECC's discretion will at all times be subject to the following new limitations imposed by the amendment:

     (i) The maximum number of shares of common stock for which any non-employee Board member may be granted awards in a single calendar year is limited to four thousand (4,000) shares, except that such limit will increase to ten thousand (10,000) shares for the calendar year in which a non-employee Board member is first appointed or elected to the Board. Each of the foregoing share limitations will be appropriately adjusted for stock dividends, stock splits, recapitalizations and other similar transactions affecting the Company's outstanding common stock. Such limitations, however, will not apply to awards made in connection with the non-employee Board member's election to convert all or a portion of the cash fees payable for Board or Board committee service or attendance at Board or Board committee meetings into deferred or other shares of the Company's common stock at the then current fair market value per share ("elective awards").

    (ii) Each award authorized by the ECC (other than elective awards) must be approved and ratified by a majority of the Board.

The amendment also provides the ECC with the discretion to implement one or more automatic grant programs pursuant to which the non-employee Board members would receive awards in such amounts, at such times and subject to such terms as the ECC may designate in advance. The ECC can also implement one or more programs which provide the non-employee Board members with the opportunity to elect to receive specific types of awards, either on a current or deferred basis, in lieu of retainer or meeting fees otherwise payable to them in cash for their service as Board members and/or as members of one or more Board committees.

The amendment also made a series of technical revisions to the plan document in order to reflect recent changes in certain regulatory requirements governing the Plan.

Item 2.02  Results of Operations and Financial Condition.

     On April 27, 2006, the Company announced its financial results for the first quarter ended March 31, 2006. A copy of the press release announcing these financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit
Number     Description of Document
--------   ------------------------

99.1      Press Release issued by SJW Corp., dated April 27,
          2006, announcing the First Quarter Financial Results.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SJW Corp.
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May 1, 2006                 /s/Angela Yip
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                            Angela Yip, Chief Financial Officer
                            and Treasurer

Exhibit
Number     Description of Document
--------   ------------------------
99.1      Press Release issued by SJW Corp., dated April 27,
          2006, announcing the First Quarter Financial Results.